Exhibit 99.1

             Reliance Steel & Aluminum Co. Reports 2003 Fiscal Year
                          and Fourth Quarter Results;
           Net Income Up 13%; EPS Up 13%; Sales Up 8% for Fiscal 2003

     LOS ANGELES--(BUSINESS WIRE)--Feb. 19, 2004--Reliance Steel & Aluminum Co. (NYSE:RS) today reported its financial results for the fiscal year and fourth quarter ended December 31, 2003.
     For the 2003 fiscal year, net income was $34.0 million, or $1.07 earnings per diluted share, up 13% compared with net income of $30.2 million, or $.95 earnings per diluted share, for the twelve months ended December 31, 2002. Sales for 2003 totaled $1.88 billion, up 8% compared with 2002 sales of $1.75 billion.
     For the 2003 fourth quarter, net income was $9.7 million, compared with net income of $1.9 million for the same period last year. Earnings per diluted share were $.30 for the fourth quarter of 2003 compared with earnings per diluted share of $.06 for the 2002 fourth quarter. Sales for the 2003 fourth quarter were up 12% to $485.2 million, compared with $434.5 million for the 2002 fourth quarter.
     Reliance's Chief Executive Officer, David H. Hannah, said, "Overall, we are very pleased with our 2003 fourth quarter performance. Our earnings were at the high end of our expectations in spite of a larger than anticipated LIFO charge of $.06 per share for the quarter. Business levels were significantly better than those in the 2002 fourth quarter. Our fiscal 2003 financial results improved from 2002, mainly as a result of the significant contribution from our acquisition of Precision Strip, Inc. in July 2003.
     "2003 was a difficult year that began with the continuation of low volumes and high metal prices and an extremely competitive marketplace. A slight increase in demand for our products began in September of 2003 and has continued into 2004. Additionally, after declining until late in the third quarter of 2003, the costs of most of the products that we sell started to increase rather significantly during the fourth quarter and are continuing to rise. We are working diligently to pass through these cost increases to our customers and to continue to improve our gross profit margins and inventory turns. We are committed to maximizing our operating profits and returns as we go forward into 2004," said Hannah.
     "Business activity, overall, has most definitely improved from the low levels experienced during the economic downturn that has negatively impacted our industry since the second half of 2000. While the industrial economy still has its challenges, most of the industries where we sell our products have begun to recover. Consequently, if the operating environment remains healthy, we anticipate meaningful improvements in sales volume, as demand increases and also in our selling prices, driven by the higher costs of the materials we sell. As a result of these cost increases, we expect our gross profit margins to be impacted by a sizable LIFO expense component in our cost of goods sold for the first quarter of 2004. With that in mind, we anticipate earnings per diluted share for the 2004 first quarter to be within a range of $.40 to $.45," concluded Hannah.
     During 2003, the Company acquired Precision Strip, Inc. that was founded in 1977 and is headquartered in Minster, Ohio, with eight facilities located in four states. Precision Strip operates as a wholly owned subsidiary of Reliance. The immediately accretive acquisition was funded with borrowings on Reliance's existing $335 million syndicated bank line of credit and a new private placement of $135 million of senior secured notes. Upon completion of the acquisition on July 1, 2003, the Company's net-debt-to-total capital ratio was 46.2%. At December 31, 2003, the net-debt-to-total capital ratio was 43.1%. The debt reduction was achieved through strong cash flow from operations totaling $3.34 per share.
     On October 22, 2003, the Company announced its regular quarterly cash dividend payment of $.06 per share of common stock. The 2003 fourth quarter cash dividend was paid on January 9, 2004, to shareholders of record December 5, 2003. Reliance has paid quarterly dividends to its shareholders for 43 continuous years.
     Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the fourth quarter and fiscal year financial results for the period ended December 31, 2003. All interested parties are invited to listen to the web cast on February 19, 2004, at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through March 19, 2004, and a printed transcript will be posted on the Reliance web site after the completion of the conference call.
     Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of 106 processing and distribution centers in 30 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries. Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com.
     This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.



                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)

                               Three Months         Twelve Months
                             Ended December 31,    Ended December 31,
                              2003       2002       2003       2002
                              ----       ----       ----       ----
Income Statement Data:
Net sales                   $485,194   $434,513 $1,882,933 $1,745,005
Gross profit                 130,167    113,647    505,152    476,754
Operating profit              22,291      7,728     80,130     70,275
EBITDA(1)                     33,140     16,050    118,471    100,871
EBIT(1)                       22,429      8,801     81,601     72,325
Pre-tax income                14,763      2,982     54,856     49,720
Net income                     9,686      1,937     34,010     30,167
EPS - diluted                   $.30       $.06      $1.07       $.95
Weighted average shares
 outstanding --
  diluted                 32,215,680 31,795,337 31,866,334 31,798,801
Gross margin                    26.8%      26.2%      26.8%      27.3%
Operating profit margin          4.6%       1.8%       4.3%       4.0%
EBITDA margin(1)                 6.8%       3.7%       6.3%       5.8%
EBIT margin(1)                   4.6%       2.0%       4.3%       4.1%
Pre-tax margin                   3.0%       0.7%       2.9%       2.9%
Net margin                       2.0%       0.5%       1.8%       1.7%
Cash dividends per share        $.06       $.06       $.24       $.24

Balance Sheet Data:
Current assets                                    $544,586   $532,544
Working capital                                    341,762    389,620
Net fixed assets                                   466,871    306,189
Total assets                                     1,369,424  1,139,247
Current liabilities                                202,824    142,924
Long-term debt                                     469,250    344,080
Shareholders' equity                               647,619    609,854
Capital expenditures                                20,909     18,658
Net debt-to-total capital(2)                          43.1%      35.5%
Return on equity                                       5.6%       5.2%
Current ratio                                          2.7        3.7
Book value per share                                $20.10     $19.21
Cash flow from operations per share                  $3.34      $2.85

(1) See Consolidated Statements of Income for reconciliation of
    EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(2) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).


                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)


                                ASSETS
                                                       December 31,
                                                     2003       2002
                                                     ----       ----
Current assets:
 Cash and cash equivalents                          $2,166     $9,305
 Accounts receivable, less allowance
  for doubtful accounts of
   $4,716 in 2003 and $5,158 in 2002               221,793    190,191
 Inventories                                       288,080    307,385
 Prepaid expenses and other current assets          14,593     10,874
 Deferred income taxes                              17,954     14,789
                                                ---------- ----------
Total current assets                               544,586    532,544
Property, plant and equipment, at cost:
 Land                                               57,077     52,469
 Buildings                                         256,708    180,995
 Machinery and equipment                           349,933    237,912
 Accumulated depreciation                         (196,847)  (165,187)
                                                ---------- ----------
                                                   466,871    306,189
Goodwill                                           325,305    284,276
Other assets                                        32,662     16,238
                                                ---------- ----------
Total assets                                    $1,369,424 $1,139,247
                                                ========== ==========


                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                  $98,438    $77,511
 Accrued expenses                                   53,265     40,894
 Wages and related accruals                         22,696     20,160
 Deferred income taxes                               6,025      4,034
 Current maturities of long-term debt               22,400        325
                                                ---------- ----------
Total current liabilities                          202,824    142,924
Long-term debt                                     469,250    344,080
Deferred income taxes                               40,349     31,672
Minority interest                                    9,382     10,717
Commitments                                             --         --
Shareholders' equity:
 Preferred stock, no par value:
   Authorized shares -- 5,000,000
   None issued or outstanding                           --         --
 Common stock, no par value:
   Authorized shares -- 100,000,000
   Issued and outstanding shares
    32,225,872 in 2003
     and 31,752,087 in 2002, stated capital        303,587    294,503
 Retained earnings                                 344,962    317,189
 Accumulated other comprehensive loss                 (930)    (1,838)
                                                ---------- ----------
Total shareholders' equity                         647,619    609,854
                                                ---------- ----------
Total liabilities and shareholders' equity      $1,369,424 $1,139,247
                                                ========== ==========


                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)

                           Three Months             Twelve Months
                         Ended December 31,       Ended December 31,
                        2003          2002       2003          2002
                        ----          ----       ----          ----

Net sales             $485,194     $434,513   $1,882,933   $1,745,005
Other income               548        1,646        2,837        3,266
                    ----------   ----------   ----------   ----------
                       485,742      436,159    1,885,770    1,748,271

Costs and expenses:
 Cost of sales         355,027      320,866    1,377,781    1,268,251
 Warehouse, delivery,
  selling, general and
   administrative      100,699       98,991      395,927      379,288
 Depreciation and
  amortization           7,992        7,249       31,399       28,546
 Interest                7,666        5,819       26,745       22,605
                    ----------   ----------   ----------   ----------
                       471,384      432,925    1,831,852    1,698,690
                    ----------   ----------   ----------   ----------
Income before equity in
 earnings of 50%-owned company,
  minority interest and
   income taxes         14,358        3,234       53,918       49,581
Equity in earnings
 of 50%-owned company       --           --           --          263
Minority interest          405         (252)         938         (124)
                    ----------   ----------   ----------   ----------
Income before
 income taxes           14,763        2,982       54,856       49,720
Income taxes             5,077        1,045       20,846       19,553
                    ----------   ----------   ----------   ----------
Net income              $9,686       $1,937      $34,010      $30,167
                    ==========   ==========   ==========   ==========

Earnings per share:
Income from continuing
 operations - diluted     $.30         $.06        $1.07         $.95
                    ==========   ==========   ==========   ==========

Weighted average shares
 outstanding -
  diluted           32,215,680   31,795,337   31,866,334   31,798,801
                    ==========   ==========   ==========   ==========

Income from continuing
 operations - basic       $.30         $.06        $1.07         $.95
                    ==========   ==========   ==========   ==========

Weighted average shares
 outstanding -
  basic             32,070,996   31,752,087   31,852,842   31,687,161
                    ==========   ==========   ==========   ==========

Cash dividends
 per share                $.06         $.06         $.24         $.24
                    ==========   ==========   ==========   ==========

Reconciliation of EBIT and EBITDA
Income before provision
 for income taxes      $14,763       $2,982      $54,856      $49,720
Interest expense         7,666        5,819       26,745       22,605
                    ----------   ----------   ----------   ----------
EBIT                   $22,429       $8,801      $81,601      $72,325
                    ==========   ==========   ==========   ==========
Depreciation             7,177        6,928       29,095       27,191
Depreciation included
 in cost of sales        2,719           --        5,471           --
Amortization expense       815          321        2,304        1,355
                    ----------   ----------   ----------   ----------
EBITDA                 $33,140      $16,050     $118,471     $100,871
                    ==========   ==========   ==========   ==========


                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                        Year Ended
                                                        December 31,
                                                       2003     2002
                                                     -------  -------
Operating activities:
Net income                                           $34,010  $30,167
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization                        36,870   28,546
 Deferred taxes                                        8,120    3,577
 Gain on sales of property and equipment                (701)    (784)
 Equity in earnings of 50%-owned company                  --     (263)
 Minority interest                                      (938)     124
 Changes in operating assets and liabilities:
   Accounts receivable                               (11,641)  (5,951)
   Inventories                                        19,995   30,150
   Prepaid expenses and other assets                  (4,517)  (2,700)
   Accounts payable and accrued expenses              25,216    7,878
                                                     -------  -------
Net cash provided by operating activities            106,414   90,744

Investing activities:
Purchases of property, plant and equipment, net      (20,909) (18,658)
Proceeds from sales of property and equipment          3,020    3,298
Acquisitions of metals service centers and net asset
 purchases of metals service centers, net of cash
  acquired                                          (245,850) (53,321)
Dividends received from 50%-owned company                 --      444
                                                     -------  -------
Net cash used in investing activities               (263,739) (68,237)

Financing activities:
Proceeds from borrowings                             299,785  104,115
Principal payments on long-term debt
 and short-term borrowings                          (152,540)(121,755)
Payments to minority shareholders                       (378)  (2,252)
Dividends paid                                        (7,643)  (7,605)
Issuance of common stock                                 218      235
Exercise of stock options                              8,866    3,470
Tax benefit of stock options exercised                 1,406      536
                                                     -------  -------
Net cash provided by (used in) financing activities  149,714  (23,256)
Effect of exchange rate changes on cash                  472      123
                                                     -------  -------

Decrease in cash and cash equivalents                 (7,139)    (626)

Cash and cash equivalents at beginning of period       9,305    9,931
                                                     -------  -------

Cash and cash equivalents at end of period            $2,166   $9,305
                                                     =======  =======

Supplemental cash flow information:
Interest paid during the period                      $23,391  $22,116
Income taxes paid during the period                  $10,346  $20,101

    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com